 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 13, 2014, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions and broker non-votes:

1.	To re-elect twelve members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote
Russell A. Colombo	3,938,637	43,978	1,323,024

James C. Hale, III	3,950,242	32,373	1,323,024

Robert Heller	3,958,195	24,420	1,323,024

Norma J. Howard	3,954,411	28,204	1,323,024

Kevin R. Kennedy	3,943,646	38,969	1,323,024

Stuart D. Lum	3,958,859	23,756	1,323,024

William H. McDevitt, Jr.	3,946,120	36,495	1,323,024

Michaela K. Rodeno	3,940,369	42,246	1,323,024

Joel Sklar, MD	3,954,477	28,138	1,323,024

Brian M. Sobel	3,954,935	27,680	1,323,024

J. Dietrich Stroeh	3,946,752	35,863	1,323,024

Jan I. Yanehiro	3,788,045	194,570	1,323,024

2.	To approve the advisory vote on executive compensation.

For	Against	Abstain	Non-Vote

3,708,700	217,075	56,839	1,323,024

3.	To ratify the selection of Moss Adams LLP, independent auditors, to perform audit services for the year 2014.

For	Against	Abstain	Non-Vote

5,241,566	12,320	51,753	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 16, 2014	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer